Exhibit 24

POWER OF ATTORNEY

The undersigned, a member of the Board of Directors and/or as Officer of CE CASECNAN WATER AND ENERGY COMPANY, INC., a corporation registered in the Republic of the Philippines (the “Company”), hereby constitutes and appoints Douglas L. Anderson and Paul J. Leighton and each of them as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his/her stead, in any and all capacities, to sign on his/her behalf the Company’s Form 10-K Annual Report for the fiscal year ended December 31, 2006 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the United States Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of February 8, 2007

/s/ Joseph L. Sullivan
Joseph L. Sullivan

/s/ Patrick J. Goodman
Patrick J. Goodman

/s/ David L. Sokol
David L. Sokol

/s/ Linda B. Castillo
Linda B. Castillo

/s/ Trinity S. Gatuz
Trinity S. Gatuz

/s/ Belinda E. Dugan
Belinda E. Dugan

/s/ Suzy Lyn A. Bayona
Suzy Lyn A. Bayona

/s/ Pearl T. Liu
Pearl T. Liu